Exhibit 99.3

JAYHAWK ENERGY, INC.
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

ORGANIZATION AND COMPOSITION

There shall be a committee of the Board of Directors of Jayhawk Energy, Inc. (the “Corporation”) to be known as the Audit Committee. The Audit Committee shall consist of at least three directors, each of whom shall satisfy the “independence” requirements of the American Stock Exchange or any other national securities exchange or national quotation system upon which the Corporation’s common stock is listed or quoted, in the time period permitted by such requirements.

Each member of the Audit Committee shall be financially literate or shall become financially literate within a reasonable period of time after his or her appointment to the committee. At least one member of the Audit Committee shall have past employment experience in accounting or finance.

The Board of Directors shall interpret the foregoing requirements and determine the qualifications of committee members in its business judgment.

Subject to approval by the Board of Directors, the Audit Committee shall revise this charter from time to time to take into account any new requirements applicable to audit committees of public companies listed on American Stock Exchange or any other national securities exchange or national quotation system upon which the Corporation's common stock is listed or quoted and such other factors as the committee deems appropriate. The Audit Committee shall reassess the adequacy of this charter on an annual basis.

STATEMENT OF POLICY

The Audit Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility relating to the corporate accounting and reporting practices and the code of ethics of the Corporation. In so doing, the Audit Committee shall endeavor to foster open communication between the directors, the independent auditors and the financial management of the Corporation.

RESPONSIBILITIES

In carrying out its responsibilities, the Audit Committee believes its procedures should remain flexible, in order to best react to changing conditions and to foster compliance with applicable requirements and integrity with respect to the corporate accounting and reporting practices of the Corporation.

In carrying out these responsibilities, the Audit Committee may:

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After consulting with management, review and recommend to the directors, the independent auditors to be selected to audit the financial statements of the Corporation and its divisions and subsidiaries. The independent auditors shall be responsible to the Board of Directors, and shall report directly to the Audit Committee, as the board of director’s representative, on matters pertaining to its engagement. The Audit Committee, in its capacity as a committee of the Board of Directors, shall have the ultimate authority and responsibility to select, determine the compensation of, evaluate, and, where appropriate, replace the independent auditors.

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Require the independent auditors to submit a written statement to the committee, consistent with Independence Standards Board Standard No. 1, delineating all relationships between the Corporation and the independent auditors, engage in dialogue with respect to any such disclosed relationships or services which may impact the objectivity and independence of the auditors, and take, or recommend that the directors take, appropriate action to ensure the independence of the auditors.

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Meet with the independent auditors and financial management of the Corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized. At the conclusion of the audit, review such audit, including any comments or recommendations of the independent auditors and the information required to be communicated to the committee by the independent auditors by Statements on Auditing Standard No. 61 as then in effect.

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Review the audited financial statements to be contained in the Corporation's Annual Report on Form 10-K with management and discuss those reports with the independent auditors with a view to determining whether the independent auditors are satisfied with the disclosure and content of the financial statements included in those reports. Any changes in accounting principles should also be reviewed. Based on such reviews and related discussions, make a recommendation to the Board of Directors concerning whether the audited financial statements should be included in the Form 10-K.

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Review with the independent auditors and financial management of the Corporation, the adequacy and effectiveness of the accounting and financial controls of the Corporation, including the adequacy of such internal controls and review any plans for the improvement of such internal control procedures. Further, the committee periodically may review with the Corporation’s general counsel the Corporation’s Code of Business Conduct.

•	Review the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

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Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters or violations of the Corporation’s code of ethics; and (ii) the confidential, anonymous submission by the Corporation’s employees of  concerns regarding questionable accounting or auditing matters.

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Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Corporation’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

•	Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

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Investigate any matter brought to its attention within the scope of its duties, with the power to retain and determine compensation for outside counsel or other advisers for this purpose or any other purpose that the Audit Committee deems appropriate.

•	Determine the funding levels for the ordinary administrative expenses of the audit committee that are necessary or appropriate in carrying out its duties.

Members of the Audit Committee are not independent accountants of the Corporation, and the term "review" as used in this Audit Committee Charter is not intended to have the meaning set forth in the Statement of Accounting Standards No. 71. Consistent with footnote 47 of the Securities and Exchange Commission's Release No. 34-42266, any use in this Audit Committee Charter of the term "review" should not be interpreted to suggest that the Audit Committee members can or should follow the procedures required of auditors performing reviews of interim financial statements.

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